Exhibit 10.3

EXECUTIVE SEVERANCE AGREEMENT
This Executive Severance Agreement (“Agreement”) is made effective as of April 10, 2019 (“Effective Date”), by and among Switch, Ltd., a Nevada limited-liability company (“Switch”), Switch, Inc., a Nevada corporation (“HoldCo” and, together with Switch, the “Company”), and Gabe Nacht (“Executive”).
WHEREAS, Executive is an executive of the Company and the Company and Executive desire to set forth herein the terms and conditions of Executive’s compensation in the event of a Qualifying Termination (as defined below) of Executive’s employment, including in connection with a Change in Control (as defined below); and
WHEREAS, the Company believes that it is in the best interest of the Company to enter into this Agreement in order to provide Executive with protections against a Qualifying Termination.
The parties agree as follows:
1.Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(a)    “Annual Bonus” means Executive’s cash performance bonus under the Company’s annual bonus program applicable to senior executives, as in effect from time to time.
(b)    “Base Salary” means Executive’s annual base salary at the rate in effect as of immediately prior to Executive’s Qualifying Termination.
(c)    “Board” means the Board of Directors of HoldCo.
(d)    “Cause” means “Cause” as defined in an applicable employment agreement, or if no such agreement exists or no definition for “Cause” (or similar term) is contained in such agreement, shall mean the occurrence of any one or more of the following events unless, to the extent capable of correction, Executive fully corrects the circumstances constituting Cause within 30 days after receipt of notice thereof:
(i)    Executive’s commission of an act of fraud or material dishonesty resulting in reputational, economic or financial injury to the Company;
(ii)    Executive’s commission of, including any entry by the Executive of a guilty or no contest plea to, a felony or other crime involving moral turpitude;
(iii)    a breach by Executive of his fiduciary duty to the Company which results in reputational, economic or other injury to the Company;
(iv)    Executive’s material breach of Executive’s obligations under a written agreement between the Company and Executive, including without limitation, such a breach of the Operating Agreement; or

(v)    Executive’s willful failure to substantially perform his duties with the Company (other than any such failure resulting from Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of a notice of termination for Good Reason), after a written demand for performance is delivered to Executive by the Board, which demand specifically identifies the manner in which the Board believes that Executive has not performed his duties.
(e)    “Change in Control” has the meaning set forth in the Plan.
(f)    “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
(g)    “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other interpretive guidance thereunder.
(h)    “Date of Termination” means the effective date of the termination of Executive’s employment.
(i)    “Disability” means Executive is considered “disabled” as such term is defined in Treasury Regulation Section 1.409A-3(i)(4) and any successor provision thereto.
(j)    “Equity Award” means an equity-based award covering the Class A common stock of HoldCo granted pursuant to the Plan, whether in the form of restricted stock units, options or any other form.
(k)    “Good Reason” means “Good Reason” as defined in an applicable employment agreement, or if no such agreement exists or no definition for “Good Reason” (or similar term) is contained in such agreement, shall mean the occurrence of any one or more of the following events without Executive’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below:
(i)    a material diminution in authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by Executive;
(ii)    the Company’s material reduction of Executive’s Base Salary or Target Bonus compensation, as the same may be increased from time to time;
(iii)    in connection with a Change in Control, (x) a material diminution in Executive’s position (including status, offices, titles and reporting requirements), or (y) a material change in the geographic location at which Executive must perform his services which shall, in any event, include only a relocation by more than 50 miles from its existing location as of the Effective Date; or
(iv)    the Company’s material breach of this Agreement.

Notwithstanding the foregoing, Executive will not be deemed to have resigned for Good Reason unless (1) Executive provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by Executive to constitute Good Reason within 60 days after the date of the occurrence of any event that Executive knows or should reasonably have known to constitute Good Reason, (2) the Company fails to cure (to the extent capable of cure) such acts or omissions within 30 days following its receipt of such notice, and (3) the effective date of Executive’s termination for Good Reason occurs no later than 60 days after the expiration of the Company’s cure period.
(l)    “Operating Agreement” means the Fifth Amended and Restated Operating Agreement of Switch, dated October 5, 2017, as it may be amended from time to time.
(m)    “Plan” means the Switch, Inc. 2017 Incentive Award Plan, as it may be amended from time to time.
(n)    “Qualifying Termination” means (i) a termination of Executive’s employment with the Company by Executive for Good Reason, (ii) a termination of Executive’s employment without Cause by the Company, or (iii) a termination of Executive’s employment due to the Executive’s death or Disability.
(o)    “Separation from Service” means a “separation from service” with the Company as such term is defined in Treasury Regulation Section 1.409A-1(h) and any successor provision thereto.
(p)    “Target Bonus” means Executive’s target annual bonus for the year in which the Qualifying Termination occurs.
(q)    “Time-Based Equity Award” means an Equity Award which vests solely based on Executive’s continued service or employment, as applicable, with the Company or any affiliate, or the lapse of time.
2.    Obligations of the Company.
(a)    Termination of Employment. If Executive experiences a termination of employment for any reason, Executive shall be entitled to receive Executive’s fully earned but unpaid base salary at the rate then in effect, vacation pay and paid time-off, in each case, through the Date of Termination (the “Accrued Obligations”).
(b)    Qualifying Termination. In addition, if Executive experiences a Qualifying Termination then, subject to Section 2(e) hereof and Executive’s continued compliance with his obligations under Sections 4 - 7 hereof, Executive shall be entitled to receive:
(i)    an amount in cash equal to the Base Salary, disregarding any reduction in salary giving rise to Good Reason, payable in substantially equal installments in accordance with the Company’s normal payroll procedures (but not less frequently than monthly) over the 12-month period following the Date of Termination (the “Salary Severance”); provided, that such Salary Severance payments shall commence on the first payroll date following the effective date of the Release, and amounts otherwise payable prior to such first payroll date shall be paid on the first payroll date without interest thereon;

(ii)    a pro-rata portion of Executive’s Annual Bonus for the calendar year in which the Date of Termination occurs, had Executive remained employed through the payment date and based on the achievement of any applicable performance goals or objectives, pro-rated based on the number of days during such calendar year that Executive was employed by the Company, payable in a single cash lump sum on the date on which annual bonuses are paid to the Company’s senior executives generally for such calendar year, but no later than March 15 of the calendar year following the calendar year in which the Date of Termination occurs;
(iii)    subject to Executive’s valid and timely election to continue healthcare coverage under Code Section 4980B and the regulations thereunder, the Company shall pay Executive after such termination of employment, on a monthly basis, an amount equal to the monthly amount of the COBRA continuation coverage premium for such month, at the same level and cost to Executive as immediately preceding the Date of Termination, under the Company group health plan in which Executive participated immediately preceding the Date of Termination, less the amount of Executive’s portion of such monthly premium as in effect immediately preceding the Date of Termination, until the earlier of (A) 18 months after the Date of Termination; and (B) the date on which Executive and his family have obtained other substantially similar healthcare coverage; provided, however, that if (x) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Code Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (y) the Company is otherwise unable to continue to cover Executive under its group health plans without incurring penalties (including without limitation, pursuant to Section 2716 of the Public Health Service Act or the Patient Protection and Affordable Care Act), then, in either case, each remaining premium payment under this this sentence shall thereafter be paid to Executive in substantially equal monthly installments over the period specified in subsections (A) and (B) (or the remaining portion thereof);
(iv)    except as otherwise explicitly set forth in an individual award agreement evidencing a Time-Based Equity Award, each outstanding Time-Based Equity Award held by Executive as of the Date of Termination shall vest and, as applicable, become exercisable with respect to the number of shares underlying the Time-Based Equity Award that would otherwise have vested had Executive remained in continuous employment with the Company through the 12-month anniversary of the Date of Termination, and assuming that the vesting schedule applicable to such Time-Based Equity Award is in substantially equal monthly installments through the vesting period. Each outstanding Equity Award held by Executive as of the Date of Termination that is not a Time-Based Equity Award shall be treated in accordance with the terms and conditions of the applicable award agreement and the Plan; and
(v)    any outstanding stock options covering the Class A common stock of HoldCo held by Executive on the Date of Termination, to the extent vested as of or in connection with the Qualifying Termination, shall remain exercisable until the three-year anniversary of the Date of Termination, but in no event beyond the outside expiration date of each such stock option.
(c)    Change in Control. Notwithstanding Section 2(b) hereof, if Executive experiences a Qualifying Termination within six months prior to, on or within 24 months following, a Change in Control

(a “Change in Control Termination”), then, subject to Section 2(e) hereof and Executive’s continued compliance with his obligations under Sections 4 - 7 hereof, Executive shall be entitled to receive:
(i)    an amount in cash equal to the sum of Executive’s Base Salary, disregarding any reduction in salary giving rise to Good Reason, and Target Bonus, payable in substantially equal installments in accordance with the Company’s normal payroll procedures (but not less frequently than monthly) over the 12-month period following the Date of Termination; provided, that such payments shall commence on the first payroll date following the effective date of the Release, and amounts otherwise payable prior to such first payroll date shall be paid on the first payroll date without interest thereon and, provided, further, that (A) if such Change in Control Termination occurs prior to a Change in Control then any amounts that have not been paid prior to the consummation of such Change in Control instead shall be paid in a single cash lump-sum on date of the Change in Control (or, if later, the date on which the Release becomes effective) and (B) if such Change in Control Termination occurs on or after a Change in Control, then such amount shall be paid in a single lump-sum within 60 days following the Date of Termination;
(ii)    a pro-rata portion of Executive’s target Annual Bonus for the calendar year in which the Date of Termination occurs, payable in a single cash lump sum on the later of the 60-day anniversary of the Date of Termination and the date of the Change in Control;
(iii)    the COBRA benefits set forth in Section 2(b)(iii) hereof;
(iv)    except as otherwise explicitly set forth in an individual award agreement evidencing a Time-Based Equity Award, each outstanding Time-Based Equity Award held by Executive as of the Date of Termination shall vest and, as applicable, become exercisable in full on the later of the Date of Termination and the date of the Change in Control, and each outstanding Equity Award held by Executive as of the Date of Termination that is not a Time-Based Equity Award shall be treated in accordance with the terms and conditions of the applicable award agreement and the Plan; and
(v)    any outstanding stock options covering the Class A common stock of HoldCo held by Executive on the Date of Termination, to the extent vested as of or in connection with the Change in Control Termination, shall remain exercisable until the three-year anniversary of the Date of Termination, but in no event beyond the outside expiration date of each such stock option.
(d)    Other Terminations. Upon Executive’s termination of employment for any reason other than a Qualifying Termination or a Change in Control Termination, the Company shall not have any other or further obligations to Executive under this Agreement (including any financial obligations) except Executive shall be entitled to receive the Accrued Obligations.
(e)    Release. As a condition to Executive’s receipt of any amounts set forth in Sections 2(a) or (b) hereof, Executive shall execute and not revoke a general release of all claims in favor of the Company (the “Release”) substantially in the form attached hereto as Exhibit A (and any statutorily prescribed revocation period applicable to such Release shall have expired) within the 60 day period following the Date of Termination.

(f)    Exclusive Remedy; Other Arrangements. Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein, all of Executive’s rights to salary, severance, benefits, bonuses and other amounts (if any) accruing after the termination of Executive’s employment shall cease upon such termination. The severance payments and benefits provided for in Sections 2(b) and (c) hereof are not intended to duplicate any severance payments and/or benefits that Executive is or may become entitled to receive under any other plan, program, policy or agreement with the Company or any of its affiliates (collectively, “Other Arrangements”). Therefore, in the event that Executive becomes entitled to receive the severance payments and benefits provided under Section 2(b) or (c) of this Agreement, Executive shall receive the amounts provided under Section 2(b) or (c) of this Agreement and shall not be entitled to receive any severance payments or benefits pursuant to any Other Arrangements, other than as otherwise explicitly set forth in an individual award agreement evidencing a Time-Based Equity Award.
(g)    No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Section 2 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 2 be reduced by any compensation earned by Executive as the result of employment by another employer or self-employment or by retirement benefits.
(h)    Return of the Company’s Property. Executive’s right to receive and/or retain the amounts payable under this Agreement is conditioned upon Executive’s return to the Company of all Company documents (and all copies thereof) and other Company property (in each case, whether physical, electronic or otherwise) in Executive’s possession or control.
(i)    Parachute Payments.
(i)    Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by Executive (including any payment or benefit received in connection with a termination of Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the payments and benefits set forth herein, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed under Code Section 4999 (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Code Section 280G in such other plan, arrangement or agreement, the cash Severance benefits under this Agreement shall first be reduced, and any noncash severance payments hereunder shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).
(ii)    For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (A) no portion of the Total Payments, the receipt or retention of which Executive has waived at such time and in such manner so as not to constitute a “payment” within the meaning of Code Section 280G(b), will be taken into account; (B) no portion of the Total Payments will be taken into account which, in the written opinion of an independent, nationally recognized accounting firm (the “Independent Advisors”) selected by the Company, does not constitute a “parachute payment” within the meaning of Code Section 280G(b)(2) (including by reason of Code Section 280G(b)(4)(A)) and, in calculating the Excise Tax, no portion of such Total Payments will be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Code Section 280G(b)(4)(B), in excess of the “base amount” (as defined in Code Section 280G(b)(3)) allocable to such reasonable compensation; and (C) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Code Sections 280G(d)(3) and (4).
(j)    Withholding. All compensation and benefits to Executive hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.
3.    At-Will Employment Relationship. Except as may be expressly provided in an applicable Other Arrangement, Executive’s employment with the Company is at-will and not for any specified period and may be terminated at any time, with or without Cause or advance notice, by either Executive or the Company. Any change to the at-will employment relationship must be by specific, written agreement signed by Executive and an authorized representative of the Company. Nothing in this Agreement is intended to or should be construed to contradict, modify or alter this at-will relationship.
4.    Protection of Confidential Information. Executive acknowledges that he continues to be bound by the terms of the Company’s Confidentiality Agreement by and between Executive and the Company, dated January 13, 2016 (the “Confidentiality Agreement”).
5.    Non-Competition. During Executive’s employment with the Company and for 12 months after Executive’s termination of employment for any reason other than a CIC Qualifying Termination, Executive shall not (as an employee, officer, director, manager, member, owner, investor, consultant or agent of, any other person) engage in, manage, consult for, control, provide services for, or conduct any business that engages directly in the business of providing retail datacenter services.
6.    Non-Disparagement. Subject to Section 8, during Executive’s employment with the Company and thereafter, Executive agrees not to publish or disseminate, directly or indirectly, any statements, whether written or oral, that are or could be harmful to or reflect negatively on any of the Company or any of its affiliates, or that are otherwise disparaging of any of the Company’s, its affiliates or any of their past or present officers, directors, Executives, advisors, agents, policies, procedures, practices, decision-making, conduct, professionalism or compliance with standards.
7.    Non-Solicitation.
(a)    During Executive’s employment with the Company and for 18 months thereafter, Executive will not, directly or indirectly, on Executive’s own behalf or on behalf of any other person or entity, (i) solicit or attempt to solicit any person or entity that is an actual client of the Company or its affiliates, or with whom the Company or its affiliates was, to Executive’s knowledge, proposing to provide services, or with whom Executive has been in contact or provided services to, directly or indirectly, on behalf of the Company or its affiliates, or concerning whom Executive has been provided information by the Company or its affiliates (each such person or entity, a “Client”), to provide services or products of the type offered by the Company, or which were, to Executive’s knowledge, in the process of being developed by the Company, as of the Date of Termination; or (ii) encourage a Client to terminate or reduce the volume of services or products purchased from the Company or its affiliates, or the amount of assets invested through or managed by the Company or its or affiliates, or for Executive’s own benefit or the benefit of any other person or entity.
(b)    During Executive’s employment with the Company and for 18 months thereafter, Executive will not solicit or attempt to solicit, directly or indirectly, any person who is employed by the Company or its affiliates, or otherwise provides personal services to the Company or its affiliates, to (i) terminate his or her employment or services or reduce the time or services provided to the Company or its affiliates, or (ii) accept employment or provide personal services to Executive or any other person or entity. Notwithstanding the foregoing, a general advertisement in a publication of general or industry-wide circulation, or posting on a website of a third person or an internet job opportunities’ website or service seeking employees or service providers that is not directed to any specific individual or individuals, shall not violate this provision.
8.    Exceptions. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prohibit Executive (or Executive’s attorney) from (a) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (b) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Executive’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, and/or (c) receiving an award for information provided to any Government Agency. Pursuant to 18 USC Section 1833(b), Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, nothing in this Agreement is intended to or shall preclude Executive from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If Executive is required to provide testimony, then unless otherwise directed or requested by a Governmental Agency or law enforcement, Executive shall notify the Company in writing as promptly as practicable after receiving any such request of the anticipated testimony and at least 10 days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) to afford the Company a reasonable opportunity to challenge the subpoena, court order or similar legal process.
9.    Arbitration.
(a)    Any controversy or dispute that establishes a legal or equitable cause of action (“Arbitration Claim”) between any two or more Persons Subject to Arbitration (as hereinafter defined), including, without limitation, any controversy or dispute, whether based on contract, common law, or federal, state or local statute or regulation, arising out of, or relating to Executive’s employment or the termination thereof, shall be submitted to final and binding arbitration as the sole and exclusive remedy for such controversy or dispute in accordance with the rules of JAMS pursuant to its Employment Arbitration Rules and Procedures, which are available at http://www.jamsadr.com/rules-employment-arbitration/, and the Company will provide a copy upon Executive’s request. Notwithstanding the foregoing, this Agreement shall not require any Person Subject to Arbitration to arbitrate pursuant to this Agreement any claims: (i) under a Company benefit plan subject to Executive Retirement Income Security Act, as amended or (ii) as to which applicable law not preempted by the Federal Arbitration Act prohibits resolution by binding arbitration. Either party may seek provisional non-monetary remedies in a court of competent jurisdiction to the extent that such remedies are not available or not available in a timely fashion through arbitration. It is the parties’ intent that issues of arbitrability of any dispute shall be decided by the arbitrator.
(b)    “Persons Subject to Arbitration” means, individually and collectively, (i) Executive, (ii) any person in privity with or claiming through, on behalf of or in the right of Executive, (iii) the Company, (iv) any past, present or future affiliate, Executive, officer, director or agent of the Company and/or (v) any person or entity alleged to be acting in concert with or to be jointly liable with any of the foregoing.
(c)    The arbitration shall take place before a single neutral arbitrator at the JAMS office in Las Vegas, Nevada. Such arbitrator shall be provided through JAMS by mutual agreement of the parties to the arbitration; provided that, absent such agreement, the arbitrator shall be selected in accordance with the rules of JAMS then in effect. The arbitrator shall permit reasonable discovery. The arbitration shall be conducted in accordance with the JAMS rule applicable to employment disputes in effect at the time of the arbitration. The award or decision of the arbitrator shall be rendered in writing; shall be final and binding on the parties; and may be enforced by judgment or order of a court of competent jurisdiction.
(d)    In the event of arbitration relating to this Agreement, each party shall be responsible for their own costs incurred in connection with such arbitration (including, without limitation, reasonable legal fees in connection with such arbitration, including any litigation or appeal therefrom); provided however, the Company shall bear any administrative costs payable to JAMS in connection with such arbitration.
(e)    EXECUTIVE AND THE COMPANY UNDERSTAND THAT BY AGREEING TO ARBITRATE ANY ARBITRATION CLAIM, THEY WILL NOT HAVE THE RIGHT TO HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT SHALL INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION. EXECUTIVE AND THE COMPANY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT TO BRING CLAIMS COVERED BY THIS

AGREEMENT OTHER THAN IN THEIR INDIVIDUAL CAPACITIES. EXCEPT AS MAY BE PROHIBITED BY LAW, THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.
(f)    This Section 9 shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate employment disputes. To the extent any terms or conditions of this Section 9 would preclude its enforcement, such terms shall be severed or interpreted in a manner to allow for the enforcement of this Section 9. To the extent applicable law imposes additional requirements to allow enforcement of this Section 9, this Agreement shall be interpreted to include such terms or conditions.
10.    General Provisions.
(a)    Successors and Assigns. The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. Any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company shall assume and perform this Agreement, or replace with a substantially similar agreement, in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise. As used in this Agreement, “Equity Award” shall mean an Equity Award as hereinbefore defined and any awards assumed by a successor or survivor corporation, or a parent or subsidiary thereof, or awards replaced by a successor or survivor corporation, or a parent or subsidiary thereof, in each case, in connection with a Change in Control. Executive shall not be entitled to assign any of Executive’s rights or obligations under this Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
(b)    Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.
(c)    Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

(d)    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of Nevada applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.
(e)    Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by e-mail, telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Executive at Executive’s most recent address on the records of the Company and to the Company at its principal place of business, or such other address as either party may specify in writing.
(f)    Survival. Sections 2 (“Obligations of the Company”), 4 (“Protection of Confidential Information”), 5 (“Non-Competition”), 6 (“Non-Disparagement”), 7 (“Non-Solicitation”), 8 (“Exceptions”), 9 (“Arbitration”) and 10 (“General Provisions”) of this Agreement shall survive termination of Executive’s employment with the Company.
(g)    Entire Agreement. This Agreement and any covenants and agreements incorporated herein by reference, including the Confidentiality Agreement, together constitute the entire agreement between the parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral, provided, however, that for the avoidance of doubt, all Other Arrangements (as such Other Arrangements may be amended, modified or terminated from time to time) shall remain in effect in accordance with their terms, subject to the provisions of this Agreement.
(h)    Code Section 409A.
(i)    To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Code Section 409A, the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Code Section 409A, including without limitation, actions intended to (A) exempt the compensation and benefits payable under this Agreement from Code Section 409A, and/or (B  comply with the requirements of Code Section 409A; provided, however, that this Section 10(h)(i) shall not create any obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so.
(ii)    Any right to a series of installment payments pursuant to this Agreement, including without limitation the payments or benefits under this Agreement, is to be treated as a right to a series of separate payments. All payments of nonqualified deferred compensation subject to Code Section 409A to be made upon a termination of employment under this Agreement may only be made upon a

Separation from Service. Any payments subject to Section 409A that are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Section 409A.
(iii)    If Executive is a “specified employee” (as defined in Code Section 409A), as determined by the Company in accordance with Code Section 409A, on the Date of Termination, to the extent that the payments or benefits under this Agreement are subject to Code Section 409A and the delayed payment or distribution of all or any portion of such amounts to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i), then such portion delayed pursuant to this Section 10(h)(iii) shall be paid or distributed to Executive in a lump sum on the earlier of (A) the first business day following the end of such six-month period, (B) the date of Executive’s death or (C) the earliest date as is permitted under Code Section 409A. Any remaining payments due under the Agreement shall be paid as otherwise provided herein.
(iv)    To the extent that any payments or reimbursements provided to Executive under this Agreement are deemed to constitute compensation to Executive to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the amount of payments or expenses that are eligible for payment or reimbursement in any other taxable year, and Executive’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.
(i)    Amendment. No amendment or other modification of this Agreement shall be effective unless made in writing and signed by the parties hereto.
(j)    Source of Funds. Amounts payable to Executive under this Agreement shall be from the general funds of the Company. Executive’s rights to unpaid amounts under this Agreement shall be solely those of an unsecured creditor of the Company.
(k)    Consultation with Legal and Financial Advisors. By executing this Agreement, Executive acknowledges that this Agreement confers significant legal rights, and may also involve the waiver of rights under other agreements; that the Company has encouraged Executive to consult with Executive’s personal legal and financial advisors; and that Executive has had adequate time to consult with Executive’s advisors before executing this Agreement.
(l)    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
(Signature Page Follows)

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATE FIRST ABOVE WRITTEN.
SWITCH, LTD.

By:	/s/ Thomas Morton
Name:	Thomas Morton
Title:	President

SWITCH, INC.

By:	/s/ Thomas Morton
Name:	Thomas Morton
Title:	President

EXECUTIVE

/s/ Gabe Nacht
Gabe Nacht

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EXHIBIT A

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Switch, Ltd., a Nevada limited-liability company (“Switch”), Switch, Inc., a Nevada corporation (together with Switch, the “Company”), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to any claims for fraud; breach of contract; breach of implied covenant of good faith and fair dealing; inducement of breach; interference with contract; wrongful or unlawful discharge or demotion; violation of public policy; sexual or any other type of assault and battery; invasion of privacy; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; conspiracy; failure to pay wages, benefits, vacation pay, severance pay, commissions, equity, attorneys’ fees, or other compensation of any sort; failure to accommodate disability, including pregnancy; discrimination or harassment on the basis of pregnancy, race, color, sex, gender, national origin, ancestry, religion, disability, handicap, medical condition, marital status, sexual orientation or any other protected category; any claim under the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621 et seq.; the Older Workers’ Protection Benefit Act of 1990; Title VII of the Civil Rights Act of 1964, as amended, by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act, 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 215 et seq.; any Nevada administrative statutory or codified law or regulation dealing with fair employment practices and/or wage and hour laws; the Nevada Fair Employment Practices Act; and any federal, state or local laws of similar effect (including, but not limited to, Nevada’s overtime, meal and rest period, and related wage and hour penalty statutes).

Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under either Section 2(b) or Section 2(c) of that certain Executive Severance Agreement, effective as of April 10, 2019, between the Company and the undersigned (the “Severance Agreement”), whichever is applicable to the payments and benefits provided in exchange for this Release, (ii) to payments or benefits under any equity award agreement between the undersigned and the Company, (iii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iv) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation, insurance policy or other similar documents of the Company, (v) to any Claims which cannot be waived by an employee under applicable law or (vi) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
(A)    THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(B)    THE UNDERSIGNED HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
(C)    THE UNDERSIGNED HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.
The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
Notwithstanding anything herein, the undersigned acknowledges and agrees that, pursuant to 18 USC Section 1833(b), the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely

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for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.
The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, 2019.

Gabe Nacht

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